Exhibit 10.29

Internal
Correspondence
December 6, 2022

PERSONAL & CONFIDENTIAL

Dear Perry:

We are pleased to confirm the extension of your International Assignment for an additional year, under the same terms & conditions that are outlined in your Letter of Assignment dated January 1, 2021.
Home Country:    United States
Home Company:    Otis Elevator International, Inc.
Host Country:    China
Host Company:    Otis Elevator Management (Shanghai) Co. Ltd.
Anticipated End Date:    December 31, 2023

Thank you for your ongoing support of our global initiatives. Please indicate your agreement by signing below and returning this Extension Agreement as soon as possible.

Sincerely,

/s/ ABBE LUERSMAN	12/19/2022

Abbe Luersman	Date
EVP & Chief People Officer

/s/ PERRY ZHENG	12/19/2022

Perry Zheng, President, Otis China	Date

LETTER OF ASSIGNMENT EXTENSION